UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

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                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


          August 30, 2005                                333-101960
           Date of Report                            Commission File Number
  (Date of earliest event reported)

                          YUKON GOLD CORPORATION, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                                       98-0413063
  (State or other jurisdiction of        (I.R.S. Employer Identification Number)
   incorporation or organization)

                                 347 Bay Street
                                    Suite 408
                            Toronto, Ontario M5H 2R7
               (Address of Principal Executive Offices) (Zip Code)

                                 (416) 865-9930
              (Registrant's telephone number, including area code)

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Item 8.01 Other Events

On July 7, 2002, Yukon Gold Corp., our wholly owned subsidiary ("YGC"), entered into an option agreement with the Hinton Syndicate to acquire a 75% interest in the 273 unpatented mineral claims covering approximately 14,000 acres in the Mayo Mining District of the Yukon Territory, Canada. This agreement was replaced with a revised and amended agreement dated as of July 7, 2005 among Yukon Gold Corporation, Inc., YGC and the Hinton Syndicate and is referred to herein as the "Hinton Option Agreement." The Hinton Option Agreement superseded the original agreement and amendments thereto.

YGC must make scheduled cash payments and perform certain work commitments to earn up to a 75% interest in the mineral claims, subject to a 2% net smelter return royalty in favor of the Hinton Syndicate, as further described below.

The schedule of Property Payments and Work Programs are as follows:

      PROPERTY PAYMENTS

      a. On execution of the July 7, 2002 Agreement     $   25,000 Paid
      b. On July 7, 2003                                $   75,000 Paid
      c. On July 7, 2004                                $  150,000 Paid
      d. On January 2, 2006                             $  150,000
      e. On July 7, 2006                                $  150,000
      f. On July 7, 2007                                $  150,000
      g. On July 7, 2008                                $  150,000
                                                  TOTAL $  850,000

      WORK PROGRAM-expenditures to be incurred in the following periods;

      a. July 7/02 to July 6/03                         $  150,000 Incurred
      b. July 7/03 to July 6/04                         $  250,000 Incurred
      c. July 7/04 to July 6/05                         $  325,000 Incurred
      d. July 7/05 to Dec.31/06                         $  750,000
      e. Jan. 1/07 to Dec 31/07                         $1,000,000
      f. Jan. 1/08 to Dec 31/08                         $1,250,000
      g. Jan  1/09 to Dec 31/09                         $1,500,000
                                                  TOTAL $5,225,000

All Property Payments and Work Programs due to date of this report have been made and incurred. Work Program expenditures have exceeded those required by approximately $75,000.

Provided all Property Payments have been made that are due prior to the Work Program expenditure levels being attained, Yukon Gold shall have earned a:

      25% interest upon Work Program expenditures of $1,500,000

      50% interest upon Work Program expenditures of $2,500,000

      75% interest upon Work Program expenditures of $5,225,000

In some cases, payments made to service providers include amounts advanced to cover the cost of future work. These advances are not loans but are considered "incurred" exploration expenses under the terms of the Hinton Option Agreement.
Section 2.2(b) of the Hinton Option Agreement defines the term, "incurred" as follows: "Costs shall be deemed to have been "incurred" when YGC has contractually obligated itself to pay for such costs or such costs have been paid, whichever should first occur." Consequently, the term, "incurred" includes amounts actually paid and amounts that YGC has obligated itself to pay. Under the Hinton Option Agreement there is also a provision that requires YGC to have raised and have available the Work Program funds for the period from July 7, 2005 to December 31, 2006, by May 15 of 2006.


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

The Hinton Option Agreement contemplates that upon the earlier of: (i) a production decision or (ii) investment of CDN$5.225 million or (iii) YGC has a minority interest and decides not to spend any more money on the project, YGC's relationship with the Hinton Syndicate will become a joint venture for the further development of the property. Under the terms of the Hinton Syndicate Agreement, the party with the majority interest would control the joint venture. Once the 75% interest is earned, as described above, YGC has a further option to acquire the remaining 25% interest in the mineral claims for a further payment of CDN$5,000,000.

The Hinton Option Agreement provides that the Hinton Syndicate receive a 2% "net smelter returns royalty." In the event that we exercise our option to buy-out the remaining 25% interest of the Hinton Syndicate (which is only possible if we have reached a 75% interest, as described above) then the "net smelter return royalty" would become 3% and the Hinton Syndicate would retain this royalty interest only. The "net smelter return royalty" is a percentage of the gross revenue received from the sale of the ore produced from our mine less certain permitted expenses.

The Hinton Option Agreement entitles the Hinton Syndicate to recommend for appointment one member to the board of directors of the Yukon Gold.

The Hinton Syndicate Agreements provides both parties (YGC and Hinton Syndicate) with rights of first refusal in the event that either party desires to sell or transfer its interest.

The Hinton Syndicate members, each has the option to receive their share of property payments in stock of Yukon Gold at a 10% discount to the market and once Yukon Gold has obtained a listing on a Canadian stock exchange YGC and Yukon Gold have a further option to pay 40% of any property payment due after the payment on January 2, 2006 with common stock of Yukon Gold.

The Mount Hinton Property is located approximately 6 miles southeast of Keno City and 150 north of Whitehorse in the Yukon Territory Canada.

The Hinton Property is located within the Tombstone Gold Belt immediately to the east of the Keno-Elsa Silver Camp. Recognized as one of the more prospective gold regions in the world, the Tombstone Gold Belt is comprised of several mineral rich districts that extend more than 1000 km across the North American Cordillera (Alaska and Yukon). Though mineralization types vary they are all related to a distinctive northwest trending belt of plutonic intrusions termed the Tombstone Suite.

The Mt. Hinton gold veins and silver deposits of the Keno Hill Silver Camp occur within the Keno Hill Quartzite where brittle failure has created major fracture zones for mineral deposition. The brittle quartzite represents a tectonic sheet or bed separated by two major faults called the Tombstone and Robert Service thrusts. The Keno Hill Quartzite is 600 metres thick in the silver zones and as much as 2000 metres thick on the Mt. Hinton property

Economic silver deposits in the Keno Hill are best developed within the relatively brittle Keno Hill Quartzite. Within productive areas the ore zones occur throughout the full quartzite bed from hanging wall to footwall. Strike lengths of individual ore shoots range from 30 to 335 metres, with thicknesses ranging from 0.3 to 30 metres. The Hinton gold zones mirror the physical characteristics of the Keno Hill silver zones although they are much more enriched in gold.

Over 50 mineralized gold veins, vein segments and float trains have been identified on the Mount Hinton Property. These veins form a broad vein fault system, (Mt. Hinton Gold Trend), 300 metres wide and 3000 metres long. To date gold mineralization has been found over a vertical distance of 426 metres. The extent of this system may encompass the entire lateral and vertical extent of the Keno Hill Quartzite bound by the Tombstone and Robert Service thrust faults. From footwall to hanging wall the relatively shallow dipping quartzite unit represents better then 2000 metres of thickness and 8000 metres of strike length where it is intersected by the Mount Hinton vein fault system. Parallel vein fault systems may also be present.


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

The two strongest veins, the 19 and 52 vein systems represent the key target area. The 19 vein has been traced through mapping, trenching and a defined air photo lineament for 366 metres. Current exploration has extended the 52 vein for 1000 metres. Geochemical sampling has outlined a highly anomalous gold and pathfinder element anomaly representing the projected westerly strike of the 52 Vein.

Gold and silver mineralization occurs within quartz veins as well as clay-rich fault gouge zones that bound the veins. These clay-rich zones were never historically sampled by previous operators whereas recent sampling by Yukon Gold has shown that significant gold and silver values may be present across the entire vein structures and, therefore, relatively well developed precious metal mineralization may be present over greater widths than previously thought. Grab samples of 52 Vein material exposed intermittently by hand trenching and machine trenching on a steep north facing slope assayed up to 6.0 g/t Au with 2350 g/t Ag and 127.5 g/t Au with 1575 g/t Ag and a 1.30 m channel sample ran 9.0 g/t Au with 39.0 g/t Ag. Results of 2003 and 2004 exploration on the Mt. Hinton property suggest that the 52 vein system may be well-mineralized with significant gold and silver mineralization along its entire strike length.

Other veins of merit within the same area are:

      o 21 vein, weighted average of samples over a 22 metre strike length ran 42.5 g/t Au and 319 g/t Ag over average width of 105 cm.

      o 35 vein, weighted average of samples over a 6.1 metre strike length ran 16.80 g/t Au and 614 g/t Ag over average width of 183 cm.

These individual veins delineate continuous gold mineralization over the distances sampled and sampling was terminated because of talus thicknesses.

The two bulk metallurgical samples taken from the 15 and 21 veins by United Keno Hill Mines Ltd. in 1967/68 returned head grades of 50.88 g/t Au, 144.96 g/t Ag and 72.32 g/t Au, 659.2 g/t Ag respectively. The geological and structural model developed from 100 years of mining similar structures in the Keno area, demonstrates the potential for continuity of gold mineralization in the Mount Hinton trend. There is a very high probability of locating economic gold lenses of such grade that direct shipping is possible. All attempts to further delineate the ore shoots contained within the system have been thwarted by coarse talus, permafrost, steep terrain and the difficulty in sampling clay mineralization. Because of the physical setting of the known veins, the most cost effective way to test the Mount Hinton trend is via underground development.

Item 9.01 Financial Statements and Exhibits.

      Exhibits

99.1 Hinton Option Agreement dated with an effective date of July 7, 2005 and executed on August 22, 2005.

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        YUKON GOLD CORPORATION, INC.


Date: August 30, 2005                   By: /s/ W. Warren Holmes
                                            ------------------------------------
                                        Name:   W. Warren Holmes
                                        Title:  Chairman and CEO



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